Exhibit 2


[CONSECO VARIABLE INSURANCE COMPANY LETTERHEAD]






April 26, 2002

Board of Directors
Conseco Variable Insurance Company

Re:      Conseco Variable Insurance Company Separate Account L
         Post-Effective Amendment No. 1
         Registration Statement on Form S-6 (File No. 333-53462)

Gentlemen and Madam:

         With respect to Post-Effective Amendment No. 1 to the registration statement on Form S-6 (the "Amendment") to be filed by Conseco Variable
Insurance Company (the "Company") and Conseco Variable Insurance Company Separate Account L (the "Account") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, flexible premium variable universal life insurance policies (the "Policies"), I have examined such documents and such law as I considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing as a stock life insurance company under the laws of the State of Texas and is duly authorized by the Commissioner of Insurance of the State of Texas to issue the Policies.

         2. The Account is a duly organized and existing separate account pursuant to a board resolution dated February 22, 2000 and the provisions of Article 3.75 of the Texas Insurance Code.

         3. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.

         4. The Policies, when issued as contemplated by the Amendment, will constitute legal, validly issued and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the Amendment for the Policies and the Account.

                                                     Very truly yours,


                                                     /s/ DAVID K. HERZOG
                                                     ---------------------------
                                                     David K. Herzog, Esq.
                                                     General Counsel